Notice of Grant of Performance Stock Unit Award	BROADCOM INC.
Under the Avago Technologies Limited	1320 Ridder Park Drive
2009 Equity Incentive Award Plan	San Jose, CA 95131

GRANTEE NAME: <Participant Name>	Grant Date:	<Grant Date>
GRANTEE ID: <Employee ID> GRANT NUMBER: <Client Grant ID>	Number of Performance Stock Units:	<Grant Custom Field 4>
The maximum number of shares that may be issued in respect of the Performance Stock Units is <Number of Awards Granted> shares.

On the grant date shown above (the “Grant Date”), Broadcom Inc., a Delaware corporation (the “Company”), granted to the grantee identified above (“you” or the “Participant”) the number of performance stock units shown above (the “PSUs” or “Performance Stock Units”) under the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended (the “Plan”). If and when it vests, each PSU entitles you to receive a number of shares of the Company’s common stock (each, a “Share”) as determined below.
The number of Shares issuable in respect of each Performance Period (as defined in Exhibit A) shall be determined by multiplying the Achievement Factor (as determined in accordance with Exhibit A) for such Performance Period by twenty-five percent (25%) of the total number of PSUs shown above if you have not incurred a Termination of Services prior to the anniversary of the Grant Date immediately following the end of such Performance Period (each such anniversary, a “Vesting Date”).
By accepting this award electronically through the Plan service provider’s online grant acceptance process:
(1) You agree that the PSUs are governed by this Notice of Grant and the attached Performance Stock Unit Award Agreement (including Exhibits and Annexes thereto and together with the Notice of Grant, the “Agreement”) and the Plan.
(2) You have received, read and understand the Agreement, the Plan and the prospectus for the Plan.
(3) You agree that the Company, in its sole discretion, may satisfy any withholding obligations in respect of the PSUs and any other restricted stock units, if any, granted to you prior to the Grant Date under the Plan or any other Company equity incentive plan (each, a “Prior Award”) in accordance with Section 2.6 of the Agreement by (i) withholding Shares otherwise issuable to you upon vesting of the PSUs or such Prior Award, (ii) instructing a broker on your behalf to sell Shares otherwise issuable to you upon vesting of the PSUs or such Prior Award and submit the proceeds of such sale to the Company or (iii) using any other method permitted by Section 2.6 of the Agreement, the Plan or the equity incentive plan pursuant to which such Prior Award was granted.

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(4) You agree to accept as binding all decisions or interpretations of the Administrator or its delegate regarding any questions relating to the Plan or the Agreement, including, if you provide services outside the United States, the global provisions and any specific provisions for the country in which you provide services, attached to the Agreement as Exhibit B (the “Foreign Provisions”).
(5) You have read and agree to comply with the Company’s Insider Trading Policy.

Capitalized terms not specifically defined in this Notice shall have the meanings specified in the Plan or the Agreement.

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AVAGO TECHNOLOGIES LIMITED
2009 EQUITY INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

Broadcom Inc., a Delaware corporation (the “Company”), pursuant to the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended from time to time (the “Plan”), has granted to the grantee indicated in the attached Notice of Grant (the “Notice of Grant”) an award of performance stock units (“Performance Stock Units” or “PSUs”). The PSUs are subject to all of the terms and conditions set forth in this Performance Stock Unit Award Agreement (including Exhibits and Annexes thereto and together with the Notice of Grant, the “Agreement”) and the Plan.
BY ACCEPTING THIS AWARD, YOU CONSENT TO THE USE AND SHARING OF YOUR PERSONAL DATA AS SET FORTH IN THE APPLICABLE PROVISIONS IN EXHIBIT B.
ARTICLE I
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan or in the Notice of Grant, unless the context clearly requires otherwise.
(a)    “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability, or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

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(b)    “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.
(c)    “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
(d)    “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
1.2    General. Each Performance Stock Unit represents the right to receive a number of Shares determined in accordance with Exhibit A if and when it vests. The Performance Stock Units shall not be treated as property or as a trust fund of any kind.
1.3    Incorporation of Terms of Plan. PSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF PERFORMANCE STOCK UNITS
2.1    Grant of PSUs. In consideration of your continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice of Grant (the “Grant Date”), the Company granted to you the number of PSUs set forth in the Notice of Grant.
2.2    Company’s Obligation to Pay. Subject to and until the PSUs will have vested in the manner set forth in Article II hereof, you will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

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2.3    Vesting Schedule. Subject to Section 2.4, your PSUs will vest and become nonforfeitable according to the vesting schedule set forth in the Notice of Grant as long as you have not had a Termination of Services prior to the applicable Vesting Date. Unless otherwise determined by the Administrator, employment or service for a portion, even a substantial portion, of the vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.5 below or under the Plan.
2.4    Change in Control Treatment. In the event of a Change in Control prior to the end of any Performance Period (as defined in Exhibit A), each Performance Period then in effect shall be shortened to end at such date within ten (10) days prior to the closing of the Change in Control as determined by the Administrator, the Achievement Factor for each such Performance Period shall be calculated on a date occurring prior to the closing of the Change in Control, as determined by the Administrator, in its sole discretion, and such Performance Stock Units will vest on the Vesting Date following the originally scheduled Performance Period related to such Performance Stock Units, with the number of Shares to be issued upon such vesting determined using the Achievement Factor calculated in accordance with this Section 2.4, subject, in each case, to you not experiencing a Termination of Services prior to the applicable Vesting Date. For the avoidance of doubt, the Performance Stock Units shall be subject to any accelerated vesting applicable to such Performance Stock Units under any change in control plan you participate in or any change in control agreement you are party to, in each case, in accordance with the terms thereof and using the Achievement Factor determined in accordance with this Section 2.4.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Upon your Termination of Services prior to a Vesting Date for any or no reason, the PSUs subject to such Performance Period will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In addition, any PSUs that do not vest in accordance with the Notice of Grant and Exhibit A will be automatically forfeited, terminated and cancelled as of the Determination Date applicable to such PSUs without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6    Payment after Vesting.
(a)    On or before the tenth (10th) day following the later of (i) the Determination Date or (ii) the Vesting Date, for each Performance Period, the Company shall deliver to the Participant that number of Shares, if any, issuable in respect of such Performance Period, as determined in accordance with the Notice of Grant. Notwithstanding the foregoing, in the event Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in

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the Plan, the Notice of Grant or this Agreement to the contrary, upon vesting of the PSUs, Shares will be issued, if at all, as set forth in this section. In no event will the PSUs be settled in cash.

(b)     Notwithstanding anything to the contrary in this Agreement or the agreements evidencing any Prior Awards, the Company shall be entitled to require you to pay any sums required by applicable law to be withheld with respect to the PSUs, the issuance of Shares or with respect to any Prior Awards. Such payment shall be made in such form of consideration as determined by the Company in its sole discretion, including:
(i)     Cash or check;
(ii)    Surrender of Shares otherwise issuable under the PSUs or Prior Awards, as applicable, and having an aggregate Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by applicable law;
(iii)    Other property acceptable to the Company in its sole discretion (including, without limitation, through the delivery of a notice that you have placed a market sell order with a broker (the “Agent”) with respect to the Shares then issuable under the PSUs or Prior Awards, as applicable (or the Company placing such an order on your behalf), and that the Agent has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale (a “Sell to Cover”)); or
(iv)     By deduction from other compensation payable to you.
This Section 2.6(b) shall survive termination of this Agreement until all tax withholding obligations arising in connection with this Award have been satisfied.
The Company shall not be obligated to deliver any Shares to you unless and until you have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required to be withheld in connection with the grant, vesting or settlement of the PSUs.
2.7    Rights as Stockholder. As a holder of PSUs you are not, and do not have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights or voting rights, in respect of the PSUs and any Shares issuable upon vesting or settlement thereof unless and until such Shares shall have been actually issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.

2.8    Conditions to Delivery of Shares. Subject to Section 11.4 of the Plan, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder prior to fulfillment of all of the following conditions:

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(a)    The admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

(b)    The completion of any registration or other qualification of such Shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

(e)    The lapse of such reasonable period of time following a Vesting Date as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2    Adjustments Upon Specified Events. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments as the Administrator deems appropriate in the number of Performance Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Performance Stock Units. You acknowledge that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3    Grant is Not Transferable. Your PSUs may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the PSUs, or any right or privilege conferred hereby,

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or upon any attempted sale under any execution, attachment or similar process, the PSUs will terminate immediately and will become null and void.
3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records, including any email address. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice to the Company shall be deemed given when actually received. Any notice given by the Company shall be deemed given when sent via email or 5 U.S. business days after mailing.
3.5    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.7    Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.8    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without your prior written consent.
3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

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3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by and necessary to comply with applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon you any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
3.12    Entire Agreement. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.13    Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.14    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

3.15    Additional Terms for Participants Providing Services Outside the United States. To the extent you provide services to the Company or a Subsidiary in a country other than the United States, the PSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit B attached hereto. If you relocate to one of the countries included in Exhibit B during the life of the PSUs, Exhibit B, including the provisions for such country, shall apply to you and the PSUs, to the extent the Company determines that the application of such

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provisions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the PSUs and the Shares issued upon vesting of the PSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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EXHIBIT A
TO AVAGO TECHNOLOGIES LIMITED
2009 EQUITY INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

PERFORMANCE CRITERIA AND MEASUREMENT

1.	Definitions.
For the purposes of the charts, calculations and conditions below:

a.
“Average Market Value,” with respect to a company, shall mean the average closing trading price of a company’s shares on the principal exchange on which such shares are then traded, during the 30 consecutive calendar days ending on (and including) a specified date, as reported by the applicable principal exchange on which such company’s shares are listed or quoted, or by such other authoritative source as the Administrator may determine.

b.	“Prior Achievement Sum” means the sum of the Achievement Factors (as defined below) for Performance Period 1, Performance Period 2 and Performance Period 3.

c.	“Relative TSR” shall mean the Company’s TSR relative to the TSR of the companies that comprise the S&P 500 Index as of the last day of the Performance Period, expressed as a percentile.

d.
“TSR” means the compound annual total stockholder return of the Company (or of a company in the S&P 500 Index, as applicable), as measured by the change in the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) over the Performance Period (positive or negative), calculated based on the Average Market Value on the first day of the Performance Period as the beginning share price, and the Average Market Value on the last day of the Performance Period as the ending share price, and assuming dividends (if any) are reinvested based on the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) in accordance with the “gross” or “total” return methodology as defined by S&P Dow Jones.

2.
Performance Periods.  There shall be four performance periods (each, a “Performance Period”) as follows:  March 2 on or immediately preceding the Grant Date (the “Performance Period Commencement Date”) through March 1 of the first calendar year following the Performance Period Commencement Date (“Performance Period 1”), the Performance Period Commencement Date through March 1 of the second calendar year

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following the Performance Period Commencement Date (“Performance Period 2”), the Performance Period Commencement Date through the March 1 of the third calendar year following the Performance Period Commencement Date (“Performance Period 3”) and the Performance Period Commencement Date through March 1 of the fourth calendar year following the Performance Period Commencement Date (“Performance Period 4”).

3.
Achievement Factor. As soon as administratively practicable, and in any event within 60 days, following the end of each Performance Period, the Administrator shall determine the Relative TSR for such Performance Period and calculate the Achievement Factor (such date of determination, the “Determination Date”). For the purposes hereof, “Achievement Factor” shall mean that factor determined under the applicable table below.

Relative TSR Performance Periods 1, 2 and 3	Achievement Factor
Below the 25th percentile of the S&P 500	0
At the 25th percentile of the S&P 500	0.50
At or above the 50th percentile of the S&P 500	1

Relative TSR Performance Period 4	Achievement Factor
Below the 25th percentile of the S&P 500	0
At the 25th percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5 = 0.5. Prior Achievement Sum less than 1.5 = 2 less the Prior Achievement Sum.
At the 50th percentile of the S&P 500	4 less the Prior Achievement Sum.
At or above the 75th percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum. Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum.

If the Relative TSR achieved during the applicable Performance Period is between two of the levels set forth in the tables above, the Achievement Factor shall be determined using linear interpolation. For the avoidance of doubt, the Shares issuable in respect of the PSUs shall in no event exceed two times the number of PSUs shown in the Notice of Grant, and in the event the Relative TSR for the Performance Period is less than the 25th percentile, the Achievement Factor shall be 0 (i.e., no linear interpolation between the two lowest Relative TSR achievement levels set forth in the tables above). If our absolute TSR is negative for Performance Period 4, then the maximum number of Shares issuable in respect of the PSUs is 100% of the number of PSUs shown in the Notice of Grant.

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